Exhibit 10.11

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is made and entered into as of October 17, 2017 (“Effective Date”), among Prism Technologies Group, Inc., a Delaware corporation, on behalf of itself and its Subsidiaries (collectively, Purchaser”), and Amorphous Technologies International, Inc., a Delaware corporation, on behalf of itself and its Subsidiaries, (collectively, “Seller”).

WHEREAS, Seller is a pioneer in the amorphous metals technology industry and owns patents, trade secrets, and other intellectual property assets related to innovative uses for amorphous metals;

WHEREAS, Purchaser has a wide range of knowledge and experience commercializing intellectual property assets;

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain intellectual property assets to create new amorphous metal technology offerings for the consumer electronics, automotive and other business sectors.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

ARTICLE I  - DEFINITIONS AND TERMS

Section 1.1.      Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Acquisition Proposal” means any offer or proposal (whether or not in writing) from any Person relating to any (a) merger, consolidation, share exchange, business combination or other similar transaction involving Purchaser that, if consummated, would result in a third party acquiring 20% or more of the outstanding voting power of Purchaser or the surviving entity of such transaction immediately following such transaction, (b) issuance of shares of capital stock of the Purchaser representing 20% or more of the voting power of Purchaser or (c) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning more than 20% of the shares of capital stock of the Purchaser then outstanding.

“Affiliate” shall mean, with respect to any Person, any other person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.

“Agreement” shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Assignment Agreement” shall mean an agreement transferring all of Seller’s right, title and interest in the Transferred Intellectual Property, substantially in the form attached as Exhibit A.

“Business” shall mean the commercialization of amorphous alloy technologies to molded products in the consumer electronics, automotive, and other business sectors.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in California or New York are authorized or obligated by law or executive order to close.

“Closing” shall mean the consummation of the transactions contemplated by this Agreement pursuant to the terms of this Agreement.

“Encumbrances” shall mean Liens, defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other matters typically raised as exceptions in a commitment to issue a title insurance policy.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” shall mean accounting principles and practices generally accepted in the United States of America.

“Governmental Authority” shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

“Knowledge of Purchaser” shall mean the actual knowledge, after reasonable inquiry, of any of Hussein A. Enan, Gregory J. Duman, L. Eric Loewe or Steven Yasuda.

“Knowledge of Seller” shall mean the actual knowledge, after reasonable inquiry, of either of John Kang or Ricardo Salas.

“Laws” shall include any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, code or Governmental order.

“Liens” shall mean any lien, security interest, mortgage, charge, pledge, hypothecation, lease, condition, option, right of first refusal or first offer or other third party (or governmental) right, charge or similar encumbrance.

“Material Adverse Effect” shall mean any change, effect, event, circumstance or occurrence that may (or would reasonably be expected to) either: i) materially impair the value of the Purchased Assets or the Business; or ii) prevent a party from performing its obligations under this Agreement.

“Minimum Funding Requirement” means a binding commitment, subject only to the parties’ respective Rights to Unwind, by one or more Persons to invest, in the aggregate, not less than $500,000.

“Patent Licensing Revenue” means total cash received by Purchaser from patent litigation or settlement and patent sales; minus costs, expenses and fees associated with the production of such revenue (including sales commissions, attorney contingency fees, expert fees and deferred purchase amounts paid to third parties); minus Purchaser cash operating expenses incurred prior to the Effective Date.

“Person” shall mean an individual, a limited liability company, joint venture, a corporation, a partnership, an association, a trust, a division or operating group of any of the foregoing or other entity or organization.

“Proxy Statement” means a proxy statement relating to Purchaser stockholders’ approval of this Agreement and other matters necessary to effect the transaction.

“Purchased Assets” shall have the meaning set forth in Section 2.1 of this Agreement.

“Purchaser Stockholder Approval” means the affirmative vote of at least 50.1% of the outstanding common stock of Purchaser in favor of this Agreement and the contemplated transaction.

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“Representatives” shall mean, with respect to a Person, its directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean an entity as to which Seller or Purchaser owns directly or indirectly 50% or more of the voting power or other similar interests. Any Person which comes within this definition as of the date of this Agreement but thereafter fails to meet such definition shall from and after such time not be deemed to be a Subsidiary of Seller or Purchaser or any other relevant entity, as the case may be. Similarly, any Person which does not come within such definition as of the date of this Agreement but which thereafter meets such definition shall from and after such time be deemed to be a Subsidiary of Seller or Purchaser or any other relevant entity, as the case may be.

“Transaction Agreements” shall mean, collectively, this Agreement, the Assignment Agreement, the Non-Competition Agreement, and their respective schedules and exhibits.

“Transferred Intellectual Property” shall mean (i) all patents, patent applications, trade secrets, know-how and ideas, rights in research and development, commercially practiced processes and methods, copyrights, copyrightable works, moral rights, mask work rights, database rights and design rights, and registrations or applications for registration of copyrights and any renewals or extensions thereof, in each case owned or licensed by Seller or used in the Business; and (ii) all registered and unregistered trademarks, service marks, brand names, logos, slogans, certification marks and trade dress owned or licensed by Seller, together with all goodwill, designs and other identifiers associated with the foregoing.

“Transferred Licenses” shall mean all licenses and agreements of Seller relating to the Business, as set forth in Schedule 1.

“Voting and Lock-Up Agreement” shall mean the Voting and Lock-Up Agreement substantially in the form of Exhibit B.

Section 1.2.      Other Definitional Provisions.

(a)     The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)     The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)     The words “dollars” and “$” shall mean United States of America dollars.

(d)     The word “including” shall mean “including, without limitation.”

(e)     When a reference is made in this Agreement to an Article, a Section, an Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

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ARTICLE II - PURCHASE AND SALE

Section 2.1.      Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement and the Assignment Agreement, on the Closing Date (as defined in Section 3.1) Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, free and clear of all Liens and Encumbrances of any kind or nature, all of the right, title and interest of Seller in and to the Transferred Intellectual Property, the Transferred Licenses and other assets of Seller listed in Schedule 2 (collectively, the “Purchased Assets”).

Section 2.2.    Non-Assignable Assets. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of Purchaser thereunder. Seller shall, between the date hereof and the Closing Date and, if requested by Purchaser, after the Closing Date, use commercially reasonable efforts to obtain the consent of any party or parties to any such contracts, licenses, leases, commitments, sales orders, purchase orders or other agreement included in the Purchased Assets to the transfer, sublease or assignment thereof by Seller to Purchaser, in all cases in which such consent is required for transfer, sublease or assignment. In the event that any such consent is not obtained, and other than with respect to any contract, license, lease, commitment, sales order, purchase order or other agreement with the customers or suppliers of Seller, Seller shall, at the request of Purchaser and to the extent it is reasonably practicable to do so, deliver or enter into such further agreements or instruments as may reasonably be necessary or appropriate to permit Purchaser to enjoy the benefits and assume the burdens of the applicable contract, license, lease, commitment, sales order, purchase order, agreement, claim, or right.

Section 2.3.      Consideration. In consideration of the sale and transfer of the Purchased Assets, on the terms and subject to the conditions of this Agreement, Purchaser agrees to issue to Seller 125,000 shares of its newly designated Series A Convertible Preferred Shares, which will be subject to the terms and conditions specified in the Certificate of Designation Series A Convertible Preferred Sharesin the form attached hereto as Exhibit C. The Series A Convertible Preferred Shares shall be convertible into 56,750,000 shares of Purchaser’s common stock (equal to 85% of the fully diluted existing outstanding shares) on the earlier to occur of i) the listing of Purchaser’s common stock on the Nasdaq Stock Market; ii) June 30, 2018; or iii) upon final resolution of the litigation titled Prism Technologies, LLC v. Sprint Spectrum LLC, d/b/a/ Sprint PCS..

Section 2.4.      Seller’s Right to Unwind the Transaction. If the Purchaser Stockholder Approval is not obtained by January 31, 2018, other than by reason of a material breach of this Agreement by Seller, then Seller, at its option, shall have the right to unwind the transactions contemplated by this Agreement (the “Right to Unwind”) in accordance with Section 2.6. Seller’s Right to Unwind will expire on February 14, 2018.

Section 2.5.      Other Right to Unwind the Transaction. If the Minimum Funding Commitment is not obtained by December 1, 2017, then either party, at its option, shall have the right to unwind the transactions contemplated by this Agreement (the “Right to Unwind”) in accordance with Section 2.6, provided that a party shall not have the Right to Unwind if such party’s breach of this Agreement is the cause of the failure to obtain the Minimum Funding Commitment.. The Right to Unwind under this Section 2.5 will expire on December 15, 2017.

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Section 2.6.      Closing of Unwinding Transaction. The Closing of the unwinding transaction will occur on the tenth Business Day following the date of notice by a party seeking to exercise its Right to Unwind, unless the parties mutually agree to a later date (the “Unwinding Closing”). At the Unwinding Closing, Purchaser will (i) cancel all outstanding shares of the Series A Convertible Preferred Shares issued to Seller, (ii) reconvey the Purchased Assets to Seller, and (iii) cancel any Series B Preferred Shares and any associated, unfunded funding commitments.

ARTICLE III - CLOSING

Section 3.1.      Closing. The Closing shall take place at the headquarters of Purchaser, located at 101 Parkshore Dr. Suite 100, Folsom, CA 95630, at 9:00am local time on the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 4.1 and 4.2, or such other date and time as may be agreed by the parties. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing shall be deemed to have become effective as of 12:01 a.m., California time on the Closing Date.

Section 3.2.      Closing Deliveries.

(a)       At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following instruments and documents:

(i)      executed copies of the Transaction Agreements;

(ii)     all consents, waivers or approvals required to be obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement; and

(iii)     any other documents reasonably requested by Purchaser.

(b)       At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following instruments and documents:

(i)      executed copies of the Transaction Agreements;

(ii)     Voting and Lock-Up Agreements executed by Persons holding not less than forty percent (40%) of the outstanding Common Stock of Purchaser;

(iii)     Certificates evidencing the issuance of the 125,000 shares of Series A Convertible Preferred Shares to Seller; and

(iv)     any other documents reasonably requested by Seller.

ARTICLE IV - CONDITIONS TO CLOSING

Section 4.1.      Conditions to Obligations of Purchaser. The obligation of Purchaser to effect the transactions contemplated by this Agreement is subject to the satisfaction of (or written waiver by) Purchaser as of the Closing of the following conditions.

(a)     No Misrepresentation or Breach of Covenants and Warranties. (i) There shall be no continuing material failure by Seller to perform or comply with any of its covenants and agreements herein that by their terms are to be performed or complied with at or prior to the Closing; (ii) each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all respects on the date hereof and on the Closing Date as though made on the Closing Date.

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(b)     No Material Adverse Effect. Between the date hereof and the Closing Date, there shall not have occurred and be continuing at the Closing Date a Material Adverse Effect.

(c)    No Injunction or Restraint. No decree, temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated hereby shall be in effect.

(d)     Non-Competition Agreements. Seller and Seller’s corporate affiliates, including LM Group Holdings, LLC and its subsidiaries, if any, shall have executed non-competition and non-solicitation agreements described in Section 7.7 of this Agreement.

(e)     Due Diligence. Purchaser shall have completed its business, accounting and legal due diligence review of Seller and the Purchased Assets and the results thereof shall be reasonably satisfactory to Purchaser.

Section 4.2.      Conditions to Obligations of Seller. The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction of (or written waiver by) Seller as of the Closing of the following conditions.

(a)     No Misrepresentation or Breach of Covenants and Warranties. (i) There shall be no continuing material failure by Purchaser to perform or comply with any of its covenants and agreements herein that by their terms are to be performed or complied with at or prior to the Closing; (ii) each of the representations and warranties of Purchaser contained or referred to herein shall be true and correct in all respects on the date hereof and on the Closing Date as though made on the Closing Date.

(b)     Purchaser Board Approval. Purchaser’s Board of Directors shall have approved the issuance of the Series A Convertible Preferred Shares to Seller on the terms herein, and Purchaser shall have filed the Certificate of Designations with the Delaware Secretary of State.

(c)    Voting and Lock-Up Agreement. Purchaser shall have obtained signed Voting and Lock-Up Agreements from Persons holding not less than forty percent (40%) of the common stock of Purchaser outstanding as of the date of this Agreement.

(d)    No Injunction or Restraint. No decree, temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated hereby shall be in effect.

(e)     Due Diligence. Seller shall have completed its business, accounting and legal due diligence review of Purchaser and the results thereof shall be reasonably satisfactory to Seller.

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as qualified by the Disclosure Schedules delivered by Seller to Purchaser concurrent with the execution of this Agreement, Seller hereby represents and warrants to Purchaser as follows:

Section 5.1.      Organization.

(a)       Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. There are no Subsidiaries of Seller that hold title to any Purchased Assets.

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(b)     Seller is duly qualified as a foreign corporation or other organization to do business and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary.

Section 5.2.      Authority; Binding Effect. Seller has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver the Transaction Agreements and to perform its obligations hereunder and thereunder. The Transaction Agreements, and the performance by Seller of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and constitute valid and binding obligations of Seller.

Section 5.3.      Non-Contravention. The execution, delivery and performance by Seller of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the certificate of incorporation or bylaws of Seller, (b) subject to obtaining the consents referred to in Seller’s Disclosure Schedules, conflict with, or result in the breach of, constitute a default under, result in or give to any Person any rights of termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller or Seller’s Affiliates, or result in or give to any Person any rights of amendment or recapture, under any agreement, license of intellectual property to which Seller is a party or to which its assets are subject, or result in the creation of any Lien or Encumbrance upon any of the Purchased Assets.

Section 5.4.     Transferred Intellectual Property. Except as disclosed in Seller’s Disclosure Schedules, Seller owns (beneficially and of record) all the right, title and interest in the Transferred Intellectual Property. As of the Closing, the Transferred Intellectual Property shall not be subject to any Lien or Encumbrances. Seller has not received notice (and to the Knowledge of Seller, no circumstance exits that reasonably may be expected to result in notice) that the Transferred Intellectual Property violates or infringes upon the rights of any Person. To the Knowledge of Seller, the Transferred Intellectual Property is enforceable and there is no existing infringement by another Person.

Section 5.5.       Transferred Licenses. Except as disclosed in Seller’s Disclosure Schedules, Seller is an exclusive licensee of the Transferred Licenses and has the unconditional right to transfer, assign or convey the Transferred Licenses to Purchaser, for the entire term of the Transferred Licenses, without the consent of any third party.

Section 5.6.    No Litigation. Except as set forth in Seller’s Disclosure Schedules, as of the date hereof, no material litigation, investigation or proceeding by or before any Governmental Authority is pending against or, to the Knowledge of Seller, threatened in writing against Seller or its Affiliates.

Section 5.7.     Business Relationships . Except as set forth in Seller’s Disclosure Schedules, no customer, supplier or business partner has canceled or otherwise terminated or significantly altered, or, to the Knowledge of Seller, threatened to or given notice of its intent to cancel or otherwise terminate or significantly alter, its contractual relationship or business understanding with Seller.

Section 5.8.      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.

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ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as qualified by the Disclosure Schedules delivered by Purchaser to Seller concurrent with the execution of this Agreement, Purchaser hereby represents and warrants to Seller as follows:

Section 6.1.      Organization.

(a)     Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)     Purchaser is duly qualified as a foreign corporation or other organization to do business and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary.

Section 6.2.      Authority; Binding Effect. Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action, except for the Purchaser Stockholder Approval. This Agreement constitutes the valid and binding obligations of Purchase.

Section 6.3.      Filings, Consents and Approvals. Neither Purchaser nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Purchaser of the Transaction Agreements other than (i) the filing with the SEC of the Proxy Statement, periodic Exchange Act reports, and current reports on Form 8-K, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (iv) those that have been made or obtained prior to the date of this Agreement, and (v) other post-closing securities filings or notifications required to be made under federal or state securities laws.

Section 6.4.      Issuance of the Series A Convertible Preferred Shares. The Series A Convertible Preferred Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will each be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, subject only to cancellation following a party’s exercise of its Right to Unwind. Upon obtaining Purchaser Shareholder Approval, Purchaser will have sufficient authorized common stock to allow for the conversion of the Series A Convertible Preferred Shares.

Section 6.5.      Capitalization.

a.     The Purchaser Disclosure Schedules set forth as of the date hereof set forth (a) the authorized capital stock of Purchaser; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to Purchaser’s stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Preferred Series A Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of Purchaser.

b.     All of the issued and outstanding shares of Purchaser’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.

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c.     Except as disclosed in Purchaser’s Disclosure Schedules, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Agreements.

d.     Except as set forth in Purchaser’s Disclosure Schedules, there are no outstanding (i) shares of capital stock or voting securities of Purchaser or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of Purchaser, or contracts, commitments, understandings or arrangements by which Purchaser or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of Purchaser, or securities or rights convertible or exchangeable into shares of Common Stock or voting securities of Purchaser (the items in clauses (i) and (ii) being referred to collectively as the “Purchaser Securities”). There are no outstanding obligations of Purchaser or any Subsidiary to repurchase, redeem or otherwise acquire any Purchaser Securities.

e.     Except as set forth in Purchaser’s Disclosure Schedules, the issuance of the Preferred Series A Convertible Preferred Shares will not obligate Purchaser to issue shares of Common Stock or other securities to any Person (other than Seller) and will not result in a right of any holder of Purchaser Securities to adjust the exercise, conversion, exchange or reset price under such securities.

f.     Except as set forth in Purchaser’s Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among Purchaser and any of the securityholders of Purchaser relating to the securities of Purchaser held by them.

g.     Except as set forth in Purchaser’s Disclosure Schedules, no Person has the right to require Purchaser to register any securities of Purchaser under the Securities Act, whether on a demand basis or in connection with the registration of securities of Purchaser for its own account or for the account of any other Person.

Section 6.6.      SEC Reports; Financial Statements.

a.     Purchaser has filed all reports, schedules, forms, statements and other documents and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Purchaser was required by law to file such reports) (collectively, “SEC Reports”) on a timely basis or has timely filed and received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Purchaser and each Subsidiary included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial position of Purchaser and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between Purchaser or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP.

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b.     Purchaser and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Purchaser maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by Purchaser in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC. Except as otherwise disclosed in the SEC Reports, neither Purchaser nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Authority, or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of Purchaser or any of its Subsidiaries.

c.     Except as disclosed in Purchaser’s Disclosure Schedules, there are no material disagreements of any kind presently existing, or reasonably anticipated by Purchaser arise, between Purchaser and the accountants and lawyers formerly or presently employed or engaged by Purchaser, and Purchaser is current with respect to any fees owed to its accountants and lawyers which could affect Purchaser’s ability to perform any of its obligations under any of the Transaction Agreements.

Section 6.7  Material Changes. Except as described in Purchaser’s Disclosure Schedules or in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports:

(i) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a restatement of Purchaser’s financial statements; or

(ii) Except for this transaction and the Transaction Agreements, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by Purchaser that requires disclosure in a SEC Report which has not been so disclosed.

Section 6.8  Litigation. Purchaser’s Disclosure Schedules contain a list of all pending and to the Knowledge of Purchaser, threatened Actions against Purchaser or its Subsidiaries or by which its or their assets may be bound. Since January 1, 2012, neither Purchaser nor any Subsidiary, nor to the Knowledge of Purchaser, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the Purchaser Disclosure Schedules. There has not been, and to the Knowledge of Purchaser, there is not pending or contemplated any investigation by the SEC involving Purchaser or any current or former director or officer of Purchaser (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Purchaser or any Subsidiary under the Exchange Act or the Securities Act. For purposes of this Agreement, “Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any Governmental Authority, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

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Section 6.9  Compliance. Except as described in Purchaser’s Disclosure Schedules, neither Purchaser nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Purchaser or any Subsidiary under), nor has Purchaser or any Subsidiary received notice of a claim that it is in default under or that it is in violation of any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Authority, or (iii) is or has been in material violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. Purchaser is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to Purchaser.

Section 6.10 Taxes. Purchaser has timely and properly filed all tax returns required to be filed by it for all years and periods (and portions thereof) for which any such tax returns were due. All such filed tax returns are accurate in all material respects. Purchaser has timely paid all taxes due and payable (whether or not shown on filed tax returns). There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. There have been no audits or examinations of any tax returns by any Governmental Authority, and Purchaser has not received any notice that such audit or examination is pending or contemplated. No claim has been made by any Governmental Authority in a jurisdiction where Purchaser does not file tax returns that it is or may be subject to taxation by that jurisdiction. To the Knowledge of Purchaser, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

Section 6.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

ARTICLE VII - COVENANTS

Section 7.1. Preparation of the Proxy Statement; Stockholder Meeting.

(a)     As promptly as reasonably practicable following the date of this Agreement, and in any event within 20 Business Days, Purchaser shall prepare and file a preliminary Proxy Statement with the SEC. Seller shall reasonably cooperate with Purchaser in the preparation and filing of the Proxy Statement, and shall furnish all information concerning it that is necessary in connection with the preparation of the Proxy Statement and is reasonably requested by Purchaser. Purchaser shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to stockholders of Purchaser as promptly as reasonably practicable after such filing. Prior to filing or mailing the Proxy Statement or filing any other required documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Purchaser shall provide Seller with an opportunity to review and comment on such document or response, and shall consider Seller’s comments in good faith.

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(b)     If, at any time prior to the Closing, any information relating to Seller or Purchaser, their respective Affiliates, officers or directors, or the Purchased Assets is discovered by Seller or Purchaser that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party and Purchaser shall file an appropriate amendment or supplement describing such information with the SEC as promptly as practicable and, to the extent required by applicable Law, disseminated to the stockholders of Purchaser as promptly as practicable thereafter.

(c)     Purchaser shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for the Purchaser Stockholder Meeting. Purchaser shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to Purchaser’s stockholders in accordance with Section 7.1(a), duly call, give notice of, convene and hold the Purchaser Stockholder Meeting. Subject to Section 7.2, the Proxy Statement mailed to Purchaser’s stockholders will state that Purchaser’s Board of Directors has recommended that Purchaser’s stockholders approve this Agreement and the transactions contemplated hereby (the “Purchaser Board Recommendation”), and Purchaser shall, unless there has been a Change of Purchaser Board Recommendation, use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby, and to take commercially reasonable actions necessary or advisable to secure the Purchaser Stockholder Approval.

(d)     Purchaser agrees that its obligation to hold the Purchaser Stockholder Meeting to approve the transaction contemplated by this Agreement and its other obligations under this Section 7.1 (other than the obligation to make the Purchaser Board Recommendation and include the Purchaser Board Recommendation in the Proxy Statement) shall not be affected by the commencement, public proposal, public disclosure or communication to Purchaser of any Alternative Proposal or by any Change of Purchaser Board Recommendation.

Section 7.2.    No Solicitation of Transactions; Change of Purchaser Board Recommendation.

(a)     Subject to Section 7.2(b), from and after the date hereof until the earlier of (x) the date of the Purchaser Stockholder Meeting or (y) the termination of this Agreement in accordance with Article VIII, Purchaser shall not, shall cause its Subsidiaries not to, and shall instruct and use its commercially reasonable efforts to cause its Representatives not to on behalf of Purchaser, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate the submission of any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, or (ii) participate in any discussions or negotiations, or furnish to any person any information, or cooperate with any Person (whether or not a Person making an Acquisition Proposal), with respect to any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal. Purchaser shall, shall cause its Subsidiaries to, and shall direct its Representatives to, immediately cease and cause to be terminated any discussion or negotiation with any Persons conducted prior to the date hereof by Purchaser or any of its Representatives with respect to any Acquisition Proposal.

(b)     Notwithstanding anything to the contrary contained in Section 7.2(a), if, at any time following the date hereof and prior to Purchaser securing the Purchaser Stockholder Approval, (i) Purchaser has received a bona fide written Acquisition Proposal from a third party that did not result from a breach of this Section 7.2 and (ii) Purchaser’s Board of Directors or any committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, taking into account all the terms and conditions of such proposal that Purchaser’s Board of Directors deems relevant (including the legal, financial, regulatory, timing and other aspects of the proposal), is likely to lead to a transaction that is more favorable, from a financial point of view, to Purchaser than the transactions contemplated hereby, then Purchaser may, subject to compliance with Section 7.2(c), (A) furnish information with respect to Purchaser to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives regarding the terms of such Acquisition Proposal; provided, however, that Purchaser shall not, and shall not allow its Representatives to, disclose any non-public information provided by Seller to Purchaser without Seller’s prior written consent.

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(c)     Purchaser shall as promptly as practicable (and in any event within 24 hours) notify Seller if Purchaser receives any written Acquisition Proposal, including a copy of such Acquisition Proposal and the identity of the person making such Acquisition Proposal. Purchaser shall (i) keep Seller informed on a reasonably current basis of the status of any such Acquisition Proposal and any change to the material terms and conditions thereof and (ii) provide to Seller as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material (including draft agreements) relating to such Acquisition Proposal exchanged between Purchaser or its Representatives, on the one hand, and the Person making such Acquisition Proposal (or its Representatives), on the other hand.

(d)     At any time prior to obtaining the Purchaser Stockholder Approval, Purchaser’s Board of Directors or any committee thereof may change the Purchaser Board Recommendation if Purchaser’s Board of Directors or any committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law (a “Change of Purchaser Board Recommendation”).

(e)     Nothing contained in this Section 7.2 shall prohibit Purchaser or Purchaser’s Board of Directors or any committee thereof from making any disclosure to the stockholders of Purchaser if Purchaser’s Board of Directors or any committee thereof determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be inconsistent with applicable Law.

Section 7.3 Minimum Funding Commitment. Purchaser and Seller will cooperate to obtain the Minimum Funding Commitment from one or more third party investors. In consideration for the Minimum Funding Commitment, Purchaser agrees to issue shares of its newly designated Series B Preferred Shares, which will be convertible into Purchaser’s common stock on such terms as Purchaser and Seller may mutually agree.

Section 7.4 Registration Rights. The shares of Purchaser common stock issued upon conversion of the Series A Convertible Preferred Shares and the Series B Preferred Shares initially will be unregistered. Purchaser shall use commercially reasonable efforts to (i) prepare, and, (ii) on or prior to June 30, 2018, file a registration statement with the SEC for the registration of the common stock issued upon conversion. If Purchaser proposes to register any of its common stock (other than pursuant to a Registration on Form S-8) prior to June 30, 2018 (an “Interim Registration”), it will give prompt written notice to the Seller. Within ten Business Days of receiving the notice from Purchaser, Seller may make a written request (the “Piggy-Back Request”) that Purchaser include in the proposed Interim Registration all, or a portion, of the shares of Purchaser common stock to be issued to Seller upon conversion of the Series A Convertible Preferred Shares. Purchaser will use its commercially reasonable efforts to include in any Interim Registration all shares that Seller requested be registered pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof) of the securities so to be registered.

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Section 7.5.   Covenant Not to Compete. In furtherance of the sale of the Purchased Assets to Purchaser and to protect the value and goodwill of the Purchased Assets so sold, Seller, Seller corporate Affiliates and their respective subsidiaries agree to enter into non-competition and non-solicitation agreements with a term of five (5) years, substantially in the form of Exhibit D

Section 7.6    Employment Agreements. Purchaser will offer employment agreements, substantially in the form of Exhibit E, to the personnel of Purchaser and Seller listed in Schedule 3. In addition to base salary, benefits and incentive compensation, the employment agreements will provide for the granting of options for the purchase of common stock to an aggregate maximum of 6,500,000 of Purchaser’s common stock, subject to approval by Seller.

Section 7.7   Board of Directors of Purchaser. On the Closing Date, the board of directors of Purchaser shall be increased to five, with four members appointed by Seller. Seller shall have the right to nominate four members of the board of directors for election by stockholders at the Purchaser Stockholder Meeting.

Section 7.8   Patent Licensing Business. In addition to Purchaser’s patent licensing business, Purchaser will cooperate fully with Seller to develop the Business. Seller agrees that any Patent Licensing Revenues received by Purchaser after the date of this Agreement, but before the conversion of the Series A Convertible Preferred Shares, will be distributed to holders of Purchaser’s common stock, without regard to the potential conversion of Series A Convertible Preferred Shares or Series B Preferred Shares. Nothing in this Agreement shall be construed to prohibit Purchaser from sublicensing, assigning or otherwise disposing of patent assets that are unrelated to the Business.

Section 7.9   Further Assurances. From time to time after the Closing, and for no further consideration, each of the parties hereto shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may reasonably be requested by the other party to more effectively convey to, transfer to or vest in Purchaser and its designated Affiliates the Purchased Assets, including the recordation of the Transferred Intellectual Property.

Section 7.10 Commercially Reasonable Efforts. Each Party shall use commercially reasonable efforts to timely satisfy each of the Covenants applicable to it. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated.

ARTICLE VIII - TERMINATION

Section 8.1.    Termination. This Agreement may be terminated:

a) at any time prior to the Closing:

i.       by written agreement of Purchaser and Seller;

ii.     by Purchaser, in the event that there has been a material misrepresentation in this Agreement by Seller, or a material breach of any of Seller’s representations, warranties or covenants set forth herein; or

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iii.     by Seller, in the event that there has been a material misrepresentation in this Agreement by Purchaser, or a material breach of any of Purchaser’s representations, warranties or covenants set forth herein.

(b)     by Seller, at any time prior to the Purchaser Stockholder Approval, if the Purchaser’s Board of Directors or any committee thereof shall have effected a Change of Purchaser Board Recommendation (whether or not in compliance with Section 7.2).

(c)         immediately upon an Unwinding Closing.

Section 8.2.      Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees.

ARTICLE IX - MISCELLANEOUS

Section 9.1.      Survival of Representations and Warranties and Agreements. The representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing. Except for any covenant or agreement that by its terms contemplates performance after the Closing Date, none of the covenants and agreements of the parties contained in this Agreement shall survive the Closing.

Section 9.2.        Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email or facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

to Seller:

Amorphous Technologies International, Inc.

Attn: Mr. Ricardo A. Salas

 26497 Rancho Parkway South

Lake Forest, CA 92630

to Purchaser:

Prism Technologies Group, Inc.

Attn: Mr. L. Eric Loewe

101 Parkshore Dr.

Suite 100

Folsom, CA 95630

Section 9.3.      Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Purchaser and Seller; provided, that, after receipt of the Seller Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Seller’s stockholders without obtaining such further approval, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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Section 9.4.      Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto; provided that Purchaser may assign its rights and obligations under this Agreement to a Subsidiary of Purchaser, so long as Purchaser remains liable for its obligations hereunder.

Section 9.5.      Entire Agreement. The Transaction Agreements, the Voting, and Support Agreement and the Non-Disclosure Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 9.6.      Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.7.      Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that the initial press release announcing the execution of this Agreement be made only in a form agreed between the parties. No other press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, except as may be required to comply with the requirements of any applicable Laws or the rules and regulations of the NASDAQ Capital Market, New York Stock Exchange or any stock exchange upon which the securities of such party are listed, if any, in which case the party issuing such release, announcement or communication will provide the other party, to the extent legally permissible, a reasonable opportunity to comment on such release, announcement or communication.

Section 9.8.      Confidentiality. Whether or not the transactions contemplated by this Agreement are consummated, each party acknowledges and agrees that the terms and conditions of the Non-Disclosure Agreement dated September 6, 2017 will apply to all documents, materials and other information which a party shall have obtained regarding the other party during the course of the negotiations or performance under this Agreement.

Section 9.9.      Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

Section 9.10.      Disclosure Schedules. The disclosure of any matter in any section of a party’s Disclosure Schedules shall be deemed to be a disclosure for the purposes of the section or subsection of this Agreement to which it corresponds in number and each other section and subsection of this Agreement to the extent such disclosure is reasonably apparent on the face thereof to be relevant to such other section or subsection. The disclosure of any matter in any section of the Disclosure Schedules shall expressly not be deemed to constitute an admission by any party hereto, or to otherwise imply, that any such matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) for the purposes of this Agreement. Capitalized terms used and not defined in the Disclosure Schedules shall have the meanings set forth in this Agreement.

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Section 9.11.      Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery or, solely in the event that the Delaware Court of Chancery declines subject matter jurisdiction, in the federal courts located in the District of Delaware (the “Chosen Courts”); (b) each of the parties irrevocable and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in the Chosen Courts or that such action was brought in an inconvenient court and agrees not to plead or claim the same; (c) each party agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 9.2 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware; and (d) each of the parties irrevocably waives the right to trial by jury.

Section 9.12.      Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Purchaser and Seller would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

Section 9.13.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Section 9.14.      Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.15.      Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Signature page follows

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Seller Amorphous Technologies International, Inc.	Purchaser Prism Technologies Group, Inc.
By: /s/ Ricardo A. Salas	By: /s/ Gregory J. Duman
Name: Ricardo A. Salas	Name: Gregory J. Duman
Title: Secretary	Title: President

Signature page to Asset Purchase Agreement

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SCHEDULES

Schedule 1 – List of Transferred Licenses

Schedule 2 – List of Other Transferred Assets

Schedule 3 – List of Key Personnel

EXHIBITS

Exhibit A – Assignment Agreement

Exhibit B – Form of Voting and Lock-Up Agreement

Exhibit C – Form of Certificate of Designations for Series A Convertible Preferred Shares

Exhibit D – Non-Competition Agreement

Exhibit E – Form of Employment Agreement

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Schedule 1

Transferred Licenses

License Agreement ROC-ATI 20160503

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Schedule 2

Other Transferred Assets

[The information on this page, consisting of a chart identifying transferred patents and patent applications, is redacted pursuant to a confidential treatment request to be filed with the SEC. The redacted material will be filed with the Securities and Exchnge Commission.]

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Schedule 3

Key Personnel

Gregory J. Duman

Steven J. Yasuda

Gerald C. Korth

L. Eric Loewe

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EXHIBITS

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ASSIGNMENT AGREEMENT

This Assignment Agreement (“Agreement”) is made as of October 17, 2017 (“Effective Date”) between Prism Technologies Group, Inc. (“Assignee”), and Amorphous Technologies International, Inc. (“Assignor”).

WHEREAS, Prism and Amorphous Technologies International, Inc. (“ATI”) have entered into an Asset Purchase Agreement dated as of October 17, 2017 (“Asset Purchase Agreement”) pursuant to which Prism will acquire from ATI certain patents, trade secrets, and other intellectual property assets related to innovative uses for amorphous metals and Prism will issue to ATI shares of Prism Series A Preferred Stock, convertible into 56,750,000 shares of Prism Common Stock on the terms stated in the Asset Purchase Agreement (“Asset Purchase Transaction”);

WHEREAS, following the closing of the Asset Purchase Transaction, Prism will commercialize the acquired intellectual property assets to create new amorphous metal technology offerings for the consumer electronics, automotive and other business sectors.

In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1. Definitions

1.1. “Intellectual Property Rights” means all rights in, arising out of, or associated with the Assigned Assets, including without limitation patents, utility models, rights to inventions, copyright and related rights, trade marks, trade names, service marks, goodwill and the rights to sue for passing off or unfair competition, design rights, confidential information (including know-how and trade secrets and the rights to use and protect confidential information) and all other intellectual property rights, in each case whether registered or unregistered and including all applications, registrations granted pursuant to any of the applications and rights to apply for and be granted, renewals or extensions of and rights to claim priority from such rights, and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

1.2 “Assigned Assets” means the Purchased Assets described in Section 2.1 of the Asset Purchase Agreement and all Intellectual Property Rights forming a part of, embodied in, or necessary for use of the Assigned Assets.

1.3 Other Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

2. Assignment. Subject only to the provisions of Section 2.6 of the Asset Purchase Agreement, Assignor hereby perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns, all of Assignor’s right, title, and interest in and to the Assigned Assets. Assignor further perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns all claims for past, present and future infringement or misappropriation of the Assigned Assets, including all rights to sue for and to receive and recover all profits and damages accruing from an infringement or misappropriation that occurred prior to the Effective Date.

3. Consideration. As the sole consideration for the assignments made by Assignor under this Agreement, Assignee will pay Assignor the consideration set out in Section 2.3 of the Asset Purchase Agreement.

5. Representations and Warranties. Assignor represents and warrants to Assignee that:

(a)     it is the sole legal and beneficial owner of, and owns all the rights and interests in, the Assigned Assets;

(b)     for each application and registration, it is properly registered as the applicant, and all application, registration and renewal fees have been paid;

(c)     it has not licensed or assigned any of the Assigned Assets and the Assigned Assets are free from any security interest, option, mortgage, charge or lien;

(d)     to the Knowledge of Assignor, there is no infringement nor likely infringement of any of the Assigned Assets;

(e)     to the Knowledge of Assignor, all the Assigned Assets are valid and subsisting and there are and have been no claims, challenges, disputes or proceedings, pending or threatened, in relation to the ownership, validity or use of any of the Assigned Assets;

(f)     to the Knowledge of Assignor, there is nothing that might prevent any application proceeding to grant; and

(g)     to the Knowledge of Assignor, exploitation of the Assigned Assets by Assignor will not infringe the rights of any third party.

6. Indemnification. Assignor will defend, indemnify, and hold harmless Assignee, and Assignee’s officers, directors, shareholders, successors, and assigns (each an “Indemnified Party”), from and against all losses, liabilities, penalties, claims, demands and costs including, without limitation, reasonable attorneys’ fees, of every kind and character that an Indemnified Party may incur, suffer, or be required to pay arising out of, based upon, or by reason of: (i) the breach by Assignor of any of the representations or warranties made by Assignor under this Agreement; or (ii) Assignor’s use of the Assigned Assets prior to the date of this Agreement. Notwithstanding the foregoing, Assignor’s aggregate liability to Assignee under this Section 6 shall be capped at $500,000.

7. Further Assurances. Assignor will take all action and execute all documents as Assignee may reasonably request to effectuate the transfer of the Assigned Assets and the vesting of complete and exclusive ownership of the Assigned Assets in Assignee. In addition, Assignor will, at the request and sole cost and expense of Assignee, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as Assignee may reasonably require:

(a) to apply for, obtain, register, maintain and vest in the name of Assignee alone (unless Assignee otherwise directs) Intellectual Property Rights protection relating to any or all of the Assigned Assets in any country throughout the world, and when so obtained or vested, to renew and restore the same;

(b) to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

(c) to assist Assignee with the defense and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Assigned Assets.

8. Miscellaneous

8.1 Injunctive Relief. A breach of this Agreement may result in irreparable harm to Assignee and a remedy at law for any such breach will be inadequate, and in recognition thereof, Assignee will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by Assignor without showing or proving actual damages.

8.2 Binding on Successors. This Agreement will inure to the benefit of, and be binding upon, the parties, together with their respective representatives, successors, and assigns, except that Assignor may not assign this Agreement without the consent of Assignee. Assignee may assign this Agreement in its discretion.

8.3 Governing Law and Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without reference to its conflict of laws provisions. With respect to any dispute arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts located in New Castle County, Delaware.

8.4 Amendment and Waiver. This Agreement may not be amended or modified unless mutually agreed upon in writing by the parties and no waiver will be effective unless signed by the party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

8.5 Severability. If any provision of this Agreement is held invalid by any court of competent jurisdiction, such invalidity will not affect the validity or operation of any other provision, and the invalid provision will be deemed severed from this Agreement.

8.6 Entire Agreement. This Agreement is the entire agreement concerning the subject matter hereof. It supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

Signature Page Follows

IN WITNESS WHEREOF, the parties have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first above written.

Assignor Amorphous Technologies International, Inc.	Assignee Prism Technologies Group, Inc.
By: /s/ Ricardo A. Salas	By: /s/ Gregory J. Duman
Name: Ricardo A. Salas	Name: Gregory J. Duman
Title: Secretary	Title: President

Signature page to Assignment Agreement

FORM OF VOTING AND LOCK-UP AGREEMENT

THIS VOTING AND LOCK-UP AGREEMENT (this “Agreement”), dated as of___________________ (“Effective Date”), is entered into among Prism Technologies Group, Inc., a Delaware corporation (“Prism”), and ___________________________as a stockholder of Prism (“Stockholder”).

WHEREAS, Prism and Amorphous Technologies International, Inc. (“ATI”) have entered into an Asset Purchase Agreement dated as of _____________________ 2017 pursuant to which Prism will acquire from ATI certain patents, trade secrets, and other intellectual property assets related to innovative uses for amorphous metals and Prism will issue to ATI shares of Series A Preferred Stock, convertible into 56,750,000 shares of Prism Common Stock on the terms stated in the Asset Purchase Agreement (“Asset Purchase Transaction”);

WHEREAS, following the closing of the Asset Purchase Transaction, Prism will commercialize the acquired intellectual property assets to create new amorphous metal technology offerings for the consumer electronics, automotive and other business sectors;

WHEREAS, Stockholder is the sole beneficial owner and holds sole voting power of the shares of Prism Common Stock, par value $0.001 per share, set forth opposite Stockholder’s name on Schedule A attached hereto (all of the shares of Prism Common Stock owned by the Stockholder as of the date hereof are referred to as the “Existing Prism Shares” and, together with any shares of Prism Common Stock acquired by Stockholder hereafter, as the “Prism Shares”); and

WHEREAS, as a condition and inducement to the willingness of each of Prism and ATI to enter into the Asset Purchase Transaction, Stockholder has agreed to vote all of Stockholder’s Prism Shares pursuant to, and in accordance with, the terms and conditions of this Agreement and to certain other matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the parties agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

2. Voting of Shares. During the Term (as hereinafter defined), Stockholder hereby irrevocably and unconditionally agrees that, at any annual, special or other meeting of the stockholders of Prism called for the purpose of voting upon the adoption of the Asset Purchase Agreement and the approval of the transactions contemplated by the Asset Purchase Agreement (“Prism Stockholders Meeting”), and at any adjournment or postponement thereof, Stockholder will:

(a)      appear in person or by proxy at each Prism Stockholders Meeting or otherwise cause all of the Prism Shares beneficially owned by Stockholder at such time to be counted as present at such meeting for purposes of calculating a quorum; and

(b)      vote (or cause to be voted) all of the Prism Shares beneficially owned by Stockholder at such time, in person or by proxy, (i) in favor of approving and adopting the Asset Purchase Agreement, (ii) in favor of amendments to Prism’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance; (iii) in favor of approval of increasing the number of directors to [*]; (iv) in favor of the election to the Board of the nominees presented by Prism and ATI; (v) in favor of any proposal to adjourn or postpone any Prism Stockholders Meeting to a later date (but prior to the expiration of the Term) if there are not sufficient votes for approval of such matters on the date on which such Prism Stockholders Meeting is held to vote on any of the foregoing matters; and (vi) against (A) any Acquisition Proposal other than the Asset Purchase Transaction; (B) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement and (C) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, postpone, prevent, discourage, adversely affect or inhibit the timely consummation of the Asset Purchase Transaction.

(c)      The obligations of Stockholder specified in Sections 2(a) and 2(b) shall apply whether or not the Asset Purchase Transaction or any action described above is recommended by the Board of Directors of Prism (or any committee thereof).

(d)      Except as expressly set forth in this Agreement, Stockholder may vote the Prism Shares beneficially owned by it in its discretion on all matters submitted for the vote of stockholders of Prism.

3. Lock-Up. During the period beginning on the Effective Date and ending on June 30, 2018, Stockholder will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of Prism Shares; provided, however, that this Agreement will not prohibit Stockholder from making (a) bona fide gifts of Prism Shares to family members or family trusts or (b) any transfer of Prism Shares for estate planning purposes to persons immediately related to such transferor by blood, marriage or adoption, or any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, provided further, however, that with respect to each of the transfers described in clauses (a) or (b) of this sentence, prior to such transfer, the transferee, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Nothing in this Agreement will be construed to authorize the transfer of Prism Shares by Stockholder under circumstances that would be a violation of securities laws.

4. Stop Transfer Instruction. Stockholder hereby directs Prism to, promptly following the date hereof, deliver written instructions to Prism’s transfer agent stating that the Prism Shares owned by Stockholder may not be Transferred (as hereinafter defined) during the Term without the prior written consent of Prism and ATI.

5. No Inconsistent Agreements. Stockholder hereby covenants and agrees that Stockholder, except as expressly provided in this Agreement, (a) has not entered, and shall not enter at any time during the Term, into any voting agreement, voting trust or option agreement with respect to the Prism Shares owned by Stockholder, (b) has not granted, and shall not grant at any time during the Term, a proxy, a consent or power of attorney with respect to a Prism Stockholders Meeting and with respect to the Prism Shares owned by Stockholder, and (c) has not taken and shall not take any action with the express intention of making any representation or warranty of Stockholder contained herein untrue or incorrect or preventing or disabling Stockholder from performing any of its obligations under this Agreement.

6. Representations and Warranties of the Stockholders. Stockholder hereby represents and warrants to Prism as follows:

(a)     Authorization; Validity of Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b)     Ownership. Schedule A accurately sets forth the Prism Shares beneficially owned by Stockholder and such Prism Shares constitute all of the shares of Prism Common Stock beneficially owned by Stockholder. Stockholder has and will have at all times, directly or indirectly, through the Term, sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Prism Shares beneficially owned by Stockholder, subject to applicable federal securities laws and the terms of this Agreement.

(c)      Consents and Approvals. The execution and delivery of this Agreement by Stockholder do not, and the performance by Stockholder of its obligations under this Agreement will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing (other than filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with or notification to, any Governmental Authority, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)      Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder before or by any Governmental Authority that would impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)      Reliance by Prism and ATI. Stockholder understands, acknowledges and agrees that Prism and ATI are entering into the Asset Purchase Transaction in reliance upon Stockholder’s execution and delivery of this Agreement. Stockholder understands and acknowledges that the Asset Purchase Agreement governs the terms of the Asset Purchase Transaction and the other matters specified therein.

7. Representations and Warranties of Prism. Prism hereby represents and warrants to Stockholder as follows:

(a)      Authorization; Validity of Agreement. It (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No other actions or proceedings on its part are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized by Prism and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b)      No Violation. The execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, (a) conflict with or violate any Laws applicable to it or by which any of its assets or properties is bound or its certificate of incorporation, bylaws or other organizational documents or (b) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it is bound.

(c)      Consents and Approvals. The execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority based on any applicable Law, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8. Covenants of the Stockholders. Stockholder (severally and not jointly) hereby covenants and agrees, severally as to Stockholder and not jointly, that:

(a)     No Inconsistent Agreements. Except as expressly provided in this Agreement, Stockholder (a) has not entered, and shall not enter at any time during the Term, into any voting agreement, voting trust or option agreement with respect to the Prism Shares owned by Stockholder, (b) has not granted, and shall not grant at any time during the Term, a proxy, a consent or power of attorney with respect to a Prism Stockholders Meeting and with respect to the Prism Shares owned by Stockholder, and (c) has not taken and shall not take any action with the express intention of making any representation or warranty of Stockholder contained herein untrue or incorrect or preventing or disabling Stockholder from performing any of its obligations under this Agreement.

(b)     No Transfers. Stockholder will not sell, give, assign, pledge or otherwise transfer all or any part of the Prism Shares during the Term without the prior written consent of Prism and ATI. Stockholder hereby directs Prism to, promptly following the date hereof, deliver written instructions to Prism’s transfer agent stating that the Prism Shares owned by Stockholder may not be transferred without the written consent of Prism and ATI.

(c)     Additional Shares. Until the expiration of the Term, Stockholder shall notify Prism within two Business Days in writing of the number of any additional Prism Shares acquired by Stockholder, if any, after the date hereof.

(d)     Prohibited Actions. Stockholder agrees that, until the expiration of the Term, subject to the provisions of Section 8(p), Stockholder shall not, and shall not knowingly permit any of Stockholder’s representatives or agents to engage in any conduct described in Section 7.2(a) of the Asset Purchase Agreement as it relates to an Acquisition Proposal (other than the Asset Purchase Transaction) or (ii) exercise, assert or perfect, or attempt to exercise, assert or perfect, any rights under Section 262 of the DGCL with respect to the Merger.

9. Miscellaneous.

(a)      Termination. This Agreement shall terminate upon the earliest to occur of: (i) June 30, 2018; (ii) the termination of the Asset Purchase Agreement in accordance with its terms, and (iii) the written agreement of all Stockholders, Prism and ATI. Notwithstanding the foregoing, Stockholder shall have the right to terminate this Agreement as to itself by written notice to Prism and ATI if the terms of the Asset Purchase Agreement are amended, modified or waived without the prior written consent of Stockholder, but only if such amendment, modification or waiver creates any additional condition to the consummation of the Asset Purchase Transaction or otherwise adversely affects Stockholder as a stockholder of Prism. The period from the Effective Date up to and through the termination of this Agreement in accordance with the foregoing is referred to herein as the “Term”. Notwithstanding the foregoing, however, Sections 8(c) through 8(p) shall not terminate and shall remain in full force and effect after termination of this Agreement and no termination of this Agreement shall relieve any of the parties hereto from the consequences of any breach of this Agreement by such party prior to the termination of this Agreement.

(b)      Further Assurances. From time to time, at Prism’s request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(c)      No Ownership Interest. All rights, ownership and economic benefits of and relating to the Prism Shares shall remain vested in and belong to Stockholder, and neither Prism nor ATI shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Prism Shares, except in each case as otherwise provided herein.

(d)      Expenses. All costs and expenses (including legal fees) incurred in connection with the preparation and negotiation of this Agreement shall be paid by the party incurring such expenses.

(e)      Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery) or mailed by prepaid registered or certified mail (return receipt requested) or sent by facsimile transmission (providing confirmation of such facsimile transmission) addressed as follows:

if to Prism to:

if to Stockholder at the address on the signature page of this Agreement.

(g)      Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by means of facsimile transmission or e-mailed signature pages, and the parties adopt any signatures so received as original signatures of the parties.

(h)      Entire Agreement. This Agreement, together with the Asset Purchase Agreement and other applicable documents relating to the Asset Purchase Transaction, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(i)      Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof. The parties (i) agree that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely in the state or federal courts of the State of Delaware, (ii) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to arising out of this Agreement or the transactions contemplated hereby and (iii) waive any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court.

(j)      Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE.

(k)      Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of (i) each of the parties and (ii) Sprint. Each party may only waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other party or parties that are the intended beneficiary or beneficiaries of such waiver provided that any waiver by Prism shall also require the written consent of Sprint. Notwithstanding anything to the contrary contained in this Agreement, any action, approval, authorization, waiver, termination or consent taken, given or made by Prism in respect of this Agreement, after the date hereof but prior to the Effective Time, shall not be effective unless such action, approval, authorization, waiver, termination or consent shall have received the prior approval of the Special Committee.

(l)      Specific Performance. Stockholder acknowledges and agrees that Prism would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Stockholder agrees that Prism shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, this being in addition to any other remedy to which Prism shall be entitled at law or in equity.

(m)      Public Announcement; Disclosure. Stockholder shall not issue any press releases or otherwise make any public statements with respect to the transactions contemplated herein, except as permitted under the confidentiality agreement entered into by Stockholder with Prism in connection with the transactions contemplated hereby. Stockholder hereby authorizes Prism and Sprint to publish and disclose in any announcement or disclosure required by the SEC or the New York Stock Exchange and in the Proxy Statement its identity and ownership of the Prism Shares and the nature of its commitments, arrangements and understandings under this Agreement.

(n)      Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(o)      Assignment. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party.

(p)      Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as a beneficial owner of its Prism Shares and not in its capacity as a director or officer of Prism. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall limit, govern, restrict, impair or otherwise affect Stockholder’s ability or right to act in its capacity as a director or officer of Prism or to discharge its fiduciary and other duties to the stockholders of Prism in any such capacity under any applicable Law.

Signature page follows

IN WITNESS WHEREOF, each of the parties have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first above written.

Prism Technologies Group, Inc..	Stockholder
By:	By:
Name:	Name:
Title:	Title:

Schedule A

Beneficial Ownership

Prism Shares beneficially owned by Stockholder as of [*]     ________________________

Options to acquire Prism Shares as of [*]     ________________________________

CERTIFICATE OF DESIGNATION

SERIES A CONVERTIBLE PREFERRED STOCK

of

PRISM TECHNOLOGIES GROUP, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

Prism Technologies Group, Inc. , a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 16, 2017:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) pursuant to the Corporation’s Articles of Incorporation, the Board of Directors hereby creates a series of Convertible Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Convertible Preferred Stock:

Section 1.      Designation and Amount. The shares of this series shall be designated as “Series A Convertible Preferred Stock” (the “Preferred Stock”) and the number of shares so designated shall be 125,000, which number shall not be increased without the unanimous written consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders).

Section 2.      Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section [*], Holders of shares of the Preferred Stock shall not be entitled to dividends.

Section 3.      Voting Rights. Except as required by law, Holders of shares of the Preferred Stock shall have no voting rights on any Corporation matter.

Section 4.      Reacquired Shares. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall no longer be designated as Series A Convertible Preferred Stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

Section 5.      Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock immediately prior to such Liquidation, which amount shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.     Conversion. At any time after the Conversion Date (as defined below), each share of Preferred Stock may be converted (without the payment of additional consideration by the Holder thereof) into four hundred fifty four (454) shares of fully paid and non-assessable shares of Common Stock (the “Conversion Ratio”). No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share. The Conversion Date shall be the earlier to occur of i) the listing of the Corporation’s common stock on the Nasdaq Stock Market; ii) June 30, 2018; or iii) upon final resolution of the litigation titled Prism Technologies, LLC v. Sprint Spectrum LLC, d/b/a/ Sprint PCS.

The Holder acknowledges that the Corporation does not have sufficient Common Stock authorized under its articles of incorporation to issue to the Holder the Common Stock issuable to the Holder upon conversion of the Preferred Stock. The Corporation covenants that it will use commercially reasonable efforts to obtain Shareholder Approval (as defined in the Transaction Agreement), as soon as practicable, such that the Corporation will be able to reserve sufficient shares of Common Stock for the purpose of issuance upon conversion of the Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

Section 7.     Adjustments to Conversion Rate. If the Corporation, at any time while the Preferred Stock is outstanding, implements any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate, corresponding adjustments shall be made to the Conversion Ratio stated in Section 6. Any adjustment made pursuant to this Section 7 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 8.     Redemption. The Preferred Stock is not redeemable other than as otherwise expressly authorized herein.

Section 9.     Transferability. The Preferred Stock shall not be sold, exchanged, transferred, assigned or otherwise disposed of by any Holder, except upon the written consent of the Board of Directors, and any purported disposition in violation of this Section 8 shall be void.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and Secretary,

/s/ L. Eric Loewe

Secretary

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of October 17, 2017 (“Effective Date”) by and between Amorphous Technologies International, Inc., a Delaware corporation (“Seller”), and Prism Technologies Group, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement, dated as of October 17, 2017 (the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, the Purchased Assets, as set forth in the Asset Purchase Agreement;

WHEREAS, Seller will derive benefits, economic or otherwise, from the sale of the Purchased Assets to Buyer;

WHEREAS, Buyer has requested, as a condition of Buyer’s willingness to enter into, and perform its obligations under, the Asset Purchase Agreement, that Seller enter into this Agreement; and

WHEREAS, in order to induce Buyer to enter into the Asset Purchase Agreement, Seller has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, intending to be legally bound, hereby undertakes and agrees as follows:

1. Capitalized Terms. Capitalized terms used in this Agreement, but not otherwise defined herein, shall have the meanings ascribed to them in the Asset Purchase Agreement.

2. Non-Competition. For a period of five (5) years beginning on the Effective Date, Seller shall not, and shall cause its Affiliates and Subsidiaries not to, directly or indirectly, anywhere in the United States or within any other geographical area or territory in the world, engage in the Business. Notwithstanding the foregoing, nothing herein shall prohibit Seller or any of its Affiliates and Subsidiaries from owning any securities of an entity that engages in a business substantially similar to the Business (each such entity, a “Competitor”), provided that the security ownership does not exceed five percent (5%) of the Competitor’s outstanding equity, calculated on a fully diluted basis.

3. Reasonableness of Restrictions. Seller acknowledges and agrees that the restrictions in Section 2 are necessary for the protection of Buyer’s investment in the Business and the Purchased Assets and are reasonable in terms of time, geographic area, scope and content.

4. Severability. Any term or provision of this Agreement that a court deems invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, Buyer and Seller agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5. Remedies. Each of Buyer and Seller acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Seller nor Buyer would have entered into this Agreement. Each of Seller and Buyer acknowledges and agrees that each party shall be entitled to monetary damages for a willful or intentional breach of this Agreement. In no event shall any party be responsible and liable for any monetary damages or other amounts under this Agreement that are special, indirect, incidental, consequential, exemplary or punitive damages.

6. Successors and Assigns. This Agreement shall inure to the benefit of Buyer and its successors and assigns, and shall be binding upon Seller and its successors and assigns.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties, covenants and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed.

8. Termination, Amendments and Waivers. This Agreement will automatically terminate and be of no further force and effect if the Asset Purchase Transaction (as defined in the Asset Purchase Agreement) is not consummated for any reason. In addition, this Agreement may be terminated by the mutual agreement of Buyer and Seller. No such termination or any amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both Buyer and Seller. No failure on the part of Buyer to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9. Construction. Buyer and Seller acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

10. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one (1) Business Day after it is sent by (a) a reputable courier service guaranteeing delivery within one Business Day or (b) facsimile; provided electronic confirmation of successful transmission is received by the sending party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth on respective signature pages hereto.

11. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery or, solely in the event that the Delaware Court of Chancery declines subject matter jurisdiction, in the federal courts located in the District of Delaware (the “Chosen Courts”); (b) each of the parties irrevocable and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in the Chosen Courts or that such action was brought in an inconvenient court and agrees not to plead or claim the same.

12. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed by facsimile or .PDF signature.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Seller Amorphous Technologies International, Inc.	Buyer Prism Technologies Group, Inc.
By /s/ Ricardo A. Salas	By: /s/ Gregory J. Duman
Name: Ricardo A. Salas	Name: Gregory J. Duman
Title: President	Title: President

Signature page to Non-Competition Agreement

FORM OF EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of __________________________, 2017 (the “Effective Date”), between Prism Technologies Group, Inc. (“Prism”), and ___________________________________, an individual (“Executive”).

WITNESSETH:

WHEREAS, Prism and Amorphous Technologies International, Inc. (“ATI”) have entered into an Asset Purchase Agreement dated as of _____________________ 2017 pursuant to which Prism will acquire from ATI certain patents, trade secrets, and other intellectual property assets related to innovative uses for amorphous metals (“Asset Purchase Transaction”);

WHEREAS, Executive has a wide range of knowledge and experience as a public company executive in the intellectual property sector;

WHEREAS, following the closing of the Asset Purchase Transaction, Prism will commercialize the acquired intellectual property assets to create new amorphous metal technology offerings for the consumer electronics, automotive and other business sectors;

WHEREAS, Prism, as authorized by the Compensation Committee of its Board of Directors (the “Compensation Committee”), and Executive desire to enter into an agreement providing for the terms of Executive’s employment with Prism.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.       Employment. Prism hereby employs Executive and Executive hereby accepts employment with Prism, on the terms and conditions set forth in this Agreement.

2.     Duties of Employee. Executive shall serve as _____________________ of Prism, and shall have powers and duties customarily associated with that office, including __________________ . Executive shall not be required to relocate. Executive shall devote his full time and attention to the duties of his position.

3.	Term of Agreement.

(a)     Employment Period. This Agreement shall be for a period (the “Employment Period”) beginning on the date the Asset Purchase Transaction is approved by the stockholders of Prism (the “Effective Date”), and if not previously terminated pursuant to the terms of this Agreement, ending on the date that is three (3) years subsequent thereto.

(b)     Notwithstanding anything herein contained to the contrary, nothing in this Agreement shall mandate or prohibit a continuation of Executive’s employment following the expiration of the term of this Agreement upon such terms as the Compensation Committee and Executive may mutually agree.

4.	Employment Period Compensation, Benefits and Expenses.

[a]      Base Salary. For services performed by Executive under this Agreement, Prism shall pay Executive a Base Salary, subject to applicable withholdings and deductions:

i.

at the rate of $_______________ per year for the period beginning on the Effective Date and ending on the date that Prism has closed transactions resulting in a cumulative $3 million in capital; and thereafter

ii.	at the rate of $_________________ per year for the remainder of the Employment Term.

iii.

Notwithstanding the foregoing, if the cumulative amount of capital raised during the six months beginning on the Effective Date is less than $3 million, Prism and Executive agree to renegotiate Executive’s base salary in good faith.

[b]      Executive’s base salary will be payable at the same times as salaries are payable to other employees of Prism. Executive shall be eligible for base salary increases based on the approval by the Compensation Committee.

[c]       Employee Stock Options. Subject to approval by the Compensation Committee, on the Effective Date, Prism shall grant Executive options to purchase 650,000 shares of Prism Common Stock (the “New Hire Grant”). The New Hire Grant and all future option grants, if any, shall be granted with an exercise price per share equal to the fair market value of a share of Prism Common Stock on the date of the grant and shall be subject to all terms and conditions of the 2008 Prism Stock Option Plan or, with respect to future option grants, the respective option plan in effect at the time.

i.	The New Hire Grant will vest ratably (1/36 per month) over the Employment period.
ii.	Notwithstanding the foregoing, all unvested New Hire Grants will immediately vest upon the following events:
(A)	Termination of Executive pursuant to Section 8 of this Agreement; or

(B)

The occurrence of any Change of Control. “Change in Control” means (a) a sale of substantially all of the assets of Prism; (b) a merger or consolidation in which Prism is not the surviving corporation (other than a merger or consolidation in which stockholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (c) a reverse merger in which Prism is the surviving corporation but the shares of Prism’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions that result in a transfer of more than fifty percent (50%) of common stock, but excluding the sale by Prism of stock in transactions the primary purpose of which is to raise capital for Prism’s operations and activities.

[d]     Incentive Compensation. Executive shall be entitled to participate in any incentive compensation plan approved by the Compensation Committee.

[e]     Benefits. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at Prism and available to similarly situated employees, including without limitation those benefits set forth in Schedule A, and subject to the eligibility and terms of each such plan, until such time that the Compensation Committee authorizes a change in such benefits (“Benefits”). Prism shall not make any changes in the Benefits which would adversely affect Executive’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers of Prism and does not result in a proportionately greater adverse change in the Benefits to Executive as compared with any other executive officer of Prism. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) hereof.

[f]     Perquisites and Business Expenses. During the term of this Agreement, Executive shall be entitled to receive customary and normal perquisites provided to other similarly situated officers of Prism. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all customary and usual expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by Prism for its officers.

5.     Termination for Cause. Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement may be terminated by Prism for Cause. As used in this Agreement, “Cause” shall mean Executive:

[a]

willfully fails or refuses to substantially perform the Executive’s responsibilities under this Agreement, after written demand for substantial performance has been given by the Prism Board that specifically identifies how the Executive has failed to perform such responsibilities after being provided with a reasonable opportunity of thirty (30) days to cure the failure to perform;

[b]	engages in gross misconduct which is materially and demonstrably injurious to the Corporation or Prism;

[c]

materially fails to adhere to any written policy of Prism generally applicable to officers of Prism after being provided with a reasonable opportunity of thirty (30) days to comply with such policy or cure the failure to comply;

[d]	is convicted of a felony or pleads guilty or nolo contendere to a felony;

[e]	materially breaches Section 9 of this Agreement;

[f]	engages in any act of fraud (including misappropriation of Prism’s funds or property) in connection with the business of Prism; or

[g]	is disqualified or barred by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement.

For purposes of this Agreement, no act or omission on the part of the Executive shall be considered “willful” unless the Prism Board of Directors determines that it is done or omitted in bad faith or without reasonable belief that the act or omission was in the best interests of Prism. Any act or omission based upon a resolution duly adopted by the Prism Board of Directors or upon advice of Prism’s outside counsel shall be conclusively presumed to have been done or omitted in good faith and in the best interests of Prism.

If this Agreement is terminated for Cause, all of Executive’s rights under this Agreement shall cease as of the effective date of termination, and Prism’s only obligation will be to pay to Executive all earned but unpaid Base Salary, reimbursable expenses, and Benefits through the effective date of termination.

6.     Termination in the Event of Death. Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s death and Executive’s rights under this Agreement shall cease as of the date of such termination, except that Prism shall pay to Executive’s spouse, personal representative, or estate the portion of Executive’s Base Salary, reimbursable expenses, and Benefits earned through the effective date of termination.

7.     Termination in the Event of Disability. Executive and Prism agree that if Executive becomes disabled and becomes eligible for employer-provided short-term and/or long-term disability benefits, or worker’s compensation benefits, then Prism’s obligation to pay Executive his Base Salary shall be reduced by the amount of the disability or worker’s compensation benefits received by Executive.

Executive and Prism agree that if, in the reasonable judgment of the Prism Board, Executive is unable, as a result of illness or injury, to perform the essential functions of his position with or without a reasonable accommodation and without posing a direct threat to himself or others for a period of six months, Prism will suffer an undue hardship in continuing Executive’s employment as set forth in this agreement. Accordingly, this Agreement shall terminate at the end of the six-month period, and all of Executive’s rights under this Agreement shall cease, except that Executive’s rights under Prism’s employee benefit plans shall continue as provided in the plans, and Prism shall pay to Executive’s spouse, personal representative, or estate the portion of Executive’s Base Salary, reimbursable expenses, and Benefits earned through the effective date of termination for disability.

8.     Rights in Event of Termination of Employment Without Cause. Notwithstanding the provisions of Section 3(a) of this Agreement, at any time following the first anniversary of the Effective Date, Prism may terminate Executive’s employment for any reason upon thirty (30) days prior written notice to Executive (“Termination Without Cause”). If Executive’s employment is Terminated Without Cause by Prism:

[a]

Executive will be entitled to receive, in accordance with, and subject to, Section 10 of this Agreement, cash payments for a period of six (6) months at the annual Base Salary rate stated in Section 4(a)(ii) of this Agreement (“Buyout Payments”). The Buyout Payments will be paid according to Prism’s standard payroll schedule and will be subject to federal, state and local tax withholdings. Executive will not be required to mitigate the amount of the Buyout Payment by seeking other employment or otherwise, nor will the amount of the Buyout Payment be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of the Termination Without Cause or otherwise;

[b]

Prism will continue, or arrange to have continued, six (6) months of Benefits to Executive as of the effective date of the Termination Without Cause. The Benefits provided to Executive will be on the same terms and conditions, including copayments, as were in effect during Executive’s employment; and

[c]	All unvested and unexpired stock options will vest immediately.

9.     Unauthorized Disclosure. Executive shall not, without the written consent of Prism (except as may be required pursuant to a subpoena or other legal process), knowingly disclose to any person, other than an employee of Prism or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of Prism, any material confidential information obtained by him while in the employ of Prism with respect to any of Prism’s or any of their subsidiaries’ services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to Prism; provided, however, that confidential information shall not include (i) any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of Executive), (ii) any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Prism or any information that must be disclosed as required by law, (iii) any information that, at the time of disclosure is, or thereafter becomes available to Executive on a non-confidential basis from a third-party source, provided that, to Executive’s knowledge, such third party is not and was not prohibited from disclosing such confidential information to Executive by any contractual obligation, (iv) any information that was known by or in the possession of Executive prior to being disclosed by or on behalf of Prism or any of their subsidiaries and (v) any information that was or is independently developed by Executive without reference to or use of any of such confidential information. A disclosure of material, confidential information by Executive shall not be an unauthorized disclosure if it was made pursuant to Prism’s standard non-disclosure agreement.

10.     Requirement of Release; Cessation and Recovery on Competition. Notwithstanding anything herein to the contrary, Executive’s entitlement to any payments under Section 8 shall be contingent upon Executive’s prior agreement with and signature to a complete release agreement in the form as mutually agreed by the parties. Such release agreement shall be executed, if at all, and the applicable payments and benefits contingent upon the execution of such agreement shall be provided or commence being provided, if at all, within sixty (60) days following the date of termination; provided, however, that if such sixty (60) day period begins in one taxable year and ends in a second taxable year, the payments and benefits will be provided or commence being provided, if at all, in the second taxable year.

11.     Notices. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed by registered or certified U.S. mail, postage prepaid with return receipt requested to Executive’s address, in the case of notices to Executive, and to the principal executive office of Prism, in the case of notice to Prism. Any such notice must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10:

If to Prism

Attention: General Counsel

101 Parkshore Dr.

Suite 100

Folsom, CA 95630

If to Executive:

[ADDRESS]

12.     Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Compensation Committee. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13.     Assignment. This Agreement shall not be assignable by any party, except by Prism to any successor in interest to its business.

14.     Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces any prior written or oral agreements between them respecting the within subject matter.

15.     Successors; Binding Agreement. Prism provide for any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Prism to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Prism would be required to perform it if no such succession had taken place. As used in this Agreement, “Prism” shall mean Prism as defined previously and any successor to its respective business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees or legatees. If Executive should die following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

16.     Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

17.     Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the State of California, without regard to its conflicts of laws principles. The parties hereto irrevocably submit, in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby, to the exclusive jurisdiction of the United States District Court for the Eastern District of California or the jurisdiction of any court of the State of California located in Sacramento County, California and waive any and all objections to jurisdiction based on a claim that any such court is an inconvenient forum.

18.     Headings. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

19.     Limitations on Payments. Notwithstanding anything in this Agreement to the contrary, in the event the payments and benefits payable hereunder to or on behalf of Executive, when added to all other amounts and benefits payable to or on behalf of Executive, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition. All calculations required to be made under this subsection will be made by Prism’s independent public accountants, subject to the right of Executive’s representative to review the same. The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

All payments made to the Executive pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with applicable laws and any regulations promulgated thereunder.

20.     Application of Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that Executive undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if Executive is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Executive’s “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of Executive’s death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

Any payments made pursuant to Section 8, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

Signature page follows

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Prism Technologies Group, Inc.	[NAME] (“Executive”)
By: ________________________________________	Signature: ___________________________________________
Title: _______________________________________	Date: ______________________________________________
Date: ________________________________________

SCHEDULE A

BENEFITS

Medical Insurance Program

Dental Insurance Program

Vision Insurance

Basic Life Insurance/AD&D Program

Long Term Disability Insurance

Paid Time Off (sick time, vacation, etc.) as per Company Policies

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